Exhibit 10.30

SECOND AMENDED AND RESTATED
$358,527 LOAN AGREEMENT

This Second Amended and Restated $358,527 Loan Agreement (“Second Amendment”) is made and entered into this _27_ day of March, 2015 by EAU Technologies, Inc., a Delaware corporation (the “Company”) and Peter Ullrich, a resident of Florida (“Holder”).

BACKGROUND

WHEREAS, Company and Holder executed and delivered that certain Amended and Restated $358,527 Loan Agreement, dated April 4, 2014, in the original principal amount of $358,527 (the “Original Note”);

WHEREAS, Company and Holder executed and delivered that certain $358,527 Loan Agreement, dated December 31, 2011, in the original principal amount of $358,527;

WHEREAS, the Company and the Holder desire to execute and deliver this Second Amendment to the Original Note.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder do hereby agree as follows:

1.           Section 4(a) of the Original Note is hereby deleted in its entirety and the following is hereby inserted in its place:

Maturity Date.  The Company shall pay the principal amount outstanding hereunder together with accrued and unpaid interest thereon and any other amounts payable to Holder in respect of this Note on the earlier of (i) November 30, 2015, or (ii) the acceleration of the maturity of this Note by Holder pursuant to Section (6)(b)(i), (the earlier of such dates, the “Maturity Date”), unless otherwise converted into Common Stock in accordance with Section 5.

2.           Except as expressly set forth herein, the Original Note shall remain unchanged and unmodified and in full force and effect.

3.           All capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to them in the Original Note.

4.           This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if the signatures thereto were in the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment under seal on the date first above written.

Company:

EAU TECHNOLOGIES, INC.

By:	/s/ Douglas W. Kindred
Douglas W. Kindred
Chief Executive Officer

Holder:

Peter F. Ullrich

By:	/s/ Peter F. Ullrich
Peter F. Ullrich